Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Oakwood Mortgage Investors, Inc. of our report dated November 3, 1997 which appears on page 36 of Oakwood Homes Corporation's ("OHC") 1997 Annual Report to Shareholders, which is incorporated by reference in OHC's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/    PRICE WATERHOUSE LLP


Greensboro, North Carolina
June 30, 1998